Québec [image of flag of Québec]

CERTIFICATE OF AMENDMENT

The Companies Act, Part IA

(R.S.Q., c. C-38)

I certify hereby that the company

PASSEPORT POTASSE INC.

and version(s)

PASSPORT POTASH INC.

amended its articles on November 10, 2009, in conformity with part IA of the Companies Act, as stated in the articles of amendment attached hereto

Filed with the registrar November 17 2009
under Québec enterprise number 1140348377

seal of the enterprise Registrar

[*signature*]
enterprise Registrar

E730I17P73P81NA

enterprise
Registrar

Québec [image of flag of Québec]

Articles of amendment

The Companies Act (R.S.Q., c. C-38, Part IA

1. Name – Insert the new name of the company if it is amended and insert the previous name in section 5.
or
- Insert the current name of the company if you are keeping it and insert N/A in section 5.

Québec enterprise number	
NEQ	1140348377

Passeport Potasse Inc../Passport Potash Inc.

Mark the box with an X if you are requesting a designating number (numbered company) instead of a name. ☐

2. The articles of the company are amended as follows:

3. Effective date (if different from date of filing of articles of amendment) for requests not referenced in section 4.

Date subsequent to that of filing:	Year	Month	Day

4. Amendments to articles in conformity with Section 123.140 and following of the Companies Act

Mark the box with an X if the request for amendment is presented to rectify an illegality, an irregularity or in order to insert a provision required by the Companies Act:

- which does not infringe the rights of shareholders or creditors (s. 123.140);.. ☐
- which may infringe the rights of shareholders or creditors – attach a copy of the judgment (s.123.141)......................... ☐

Effective date (the amendment is retroactive to the date of the certificate accompanying the amended articles unless these articles or the judgement refers to a later date):

Year	Month	Day

5. Name prior to amendment (if different than that mentioned in section 1).

Passeport Metals Inc./Passport Metals Inc.

For departmental use only
[stamp]
Québec [image of flag of Québec]
Filed on
Nov. 10 2009
The enterprise
registrar

[signature]
Signature of authorized director

If the space provided is insufficient, attach an appendix completed in duplicate, identify the relevant section and page number if applicable

Sign and return two copies with your payment.
Do not fax.

Minister of Revenue

LE-50.0.11.04 (2009-05)